Exhibit T3A-3

CERTIFICATE OF INCORPORATION

OF

CAMDEN PAPERBOARD CORPORATION

To:	The Secretary of State

State of New Jersey

THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation;

FIRST: The name of the corporation is

CAMDEN PAPERBOARD CORPORATION

SECOND: The purpose or purposes for which the corporation is organized are:

To operate a recycled paperboard mill;

To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

THIRD: The aggregate number of shares which the corporation shall have authority to issue is Ten Thousands (10,000) of the par value of One Dollar ($1.00) each.

FOURTH: The address of the corporation’s initial registered office is 28 West State Street, Trenton, New Jersey 08608, and the name of the corporation’s initial registered agent at such address is The Corporation Trust Company.

FIFTH: The number of directors constituting the initial board of directors shall be five (5); and the names and addresses of the directors are as follows:

NAMES	ADDRESSES

Bob Prillaman	3100 Washington Street
Austell, Georgia 30001

Gary Cran	3100 Washington Street
Austell, Georgia 30001

Tom Dawson	3100 Washington Street
Austell, Georgia 30001

H. Lee Thrash, III	3100 Washington Street
Austell, Georgia 30001

James G. Dalton	3100 Washington Street
Austell, Georgia 30001

SIXTH: The names and addresses of the incorporators are as follows:

NAMES	ADDRESSED

Patricia A. Fernandez	2 Peachtree Street, N.W.
Atlanta, Georgia 30383

Glenda M. Friedlander	2 Peachtree Street, N.W.
Atlanta, Georgia 30383

Kathy L. Slayman	2 Peachtree Street, N.W.
Atlanta, Georgia 30383

IN WITNESS WHEREOF, we the incorporators of the above named corporation, have hereunto signed this Certificate of Incorporation on the 5 day of July, 1988.

/s/ Patricia A. Fernandez
Patricia A. Fernandez

/s/ Glenda M. Friedlander
Glenda M. Friedlander

/s/ Kathy L. Slayman
Kathy L. Slayman